
<ARTICLE>           5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet as of June 29, 1997, and the related statements of income and cash flows for the 6-month period then ended and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER>        1000

<PERIOD-TYPE>                            6-MOS
<FISCAL-YEAR-END>                  DEC-28-1997
<PERIOD-START>                     DEC-30-1996
<PERIOD-END>                       JUN-29-1997
<CASH>                                   10744
<SECURITIES>                                 0
<RECEIVABLES>                            20398
<ALLOWANCES>                              2140
<INVENTORY>                              56509
<CURRENT-ASSETS>                         94370
<PP&E>                                  216122
<DEPRECIATION>                           78834
<TOTAL-ASSETS>                          333528
<CURRENT-LIABILITIES>                    82813
<BONDS>                                      0
<PREFERRED-MANDATORY>                        0
<PREFERRED>                                  0
<COMMON>                                    97
<OTHER-SE>                               23716
<TOTAL-LIABILITY-AND-EQUITY>            333528
<SALES>                                 293495<F1>
<TOTAL-REVENUES>                        293495<F1>
<CGS>                                   208803<F1>
<TOTAL-COSTS>                           208803<F1>
<OTHER-EXPENSES>                         80636<F1>
<LOSS-PROVISION>                             0
<INTEREST-EXPENSE>                       13415<F1>
<INCOME-PRETAX>                          (9359)<F1>
<INCOME-TAX>                             (3265)<F1>
<INCOME-CONTINUING>                          0
<DISCONTINUED>                               0
<EXTRAORDINARY>                              0
<CHANGES>                                    0
<NET-INCOME>                             (6094)<F1>
<EPS-PRIMARY>                            (0.77)<F1>
<EPS-DILUTED>                            (0.77)<F1><F2>

<F1> Restated to be consistent with 1998 presentation.
<F2> Restated to reflect adoption in fourth quarter 1997 of FAS 128 which is a new standard of computing and presenting both basic and diluted net income per share.

